Exhibit 99.1
FOR IMMEDIATE RELEASE
Global Consumer Acquisition Corp. Announces Planned Name and Ticker Symbol Change
New York, New York, September 28, 2009 — Global Consumer Acquisition Corp (NYSE AMEX: GHC, GHC.U, GHC.WS) (the “Company”) announced today that as of October 8, 2009, and subject to approval by its shareholders, the Company will change its name to Western Liberty Bancorp, and the ticker symbols for its common stock, warrants, and units will become WLBC, WLBC.W, and WLBC.U, respectively.
About Global Consumer Acquisition Corp.
Global Consumer Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination with one or more domestic or international operating businesses.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements inherently involve risks and uncertainties that are detailed in the Company’s prospectus and other filings with the Securities and Exchange Commission and, therefore, actual results could differ materially from those projected in the forward-looking statements. The Company assumes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Company Contact:
Andrew Nelson
Chief Financial Officer
Global Consumer Acquisition Corp.
(212) 445-7800